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                                                                       Exhibit 5

                [Letterhead of Morris, Nichols, Arsht & Tunnell]


                               February 14, 2005



CBOT Holdings, Inc.
Board of Trade of the City of Chicago, Inc.
141 West Jackson Blvd.
Chicago, IL  60604

          Re:  Restructuring Transactions

Ladies and Gentlemen:

     We are acting as special Delaware counsel to CBOT Holdings, Inc., a Delaware corporation ("CBOT Holdings"), and Board of Trade of the City of Chicago, Inc., a Delaware corporation (the "Company"), in connection with the demutualization and restructuring of the Company (the "Restructuring Transactions"). As described in the Registration Statement on Form S-4, Registration No. 333-72184 (as amended and supplemented, the "Registration Statement"), filed by CBOT Holdings, which is currently a wholly owned subsidiary of the Company, with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), the Restructuring Transactions include, inter alia: (i) the merger of the Company with a wholly owned subsidiary of CBOT Holdings (the "Merger"), as a result of which the outstanding memberships in the Company will be converted into Class B memberships in the Company, (ii) the distribution by the Company to the members of the Company of a dividend (the "Dividend") of shares of three series of Class A Common Stock, par value $.001 per share, of CBOT Holdings (collectively, the "Common Stock") to be distributed immediately following the effective time of the Merger, and (iii) the adoption of an Amended and Restated Certificate of Incorporation (the "Restated Certificate") and Amended and Restated Bylaws (the "Restated Bylaws") of the Company, as well as the adoption and amendment of various Rules of the Company.

     As described in the Registration Statement, the Class B memberships will be issued in five separate series, designated Series B-1, Series B-2, Series B-3, Series B-4 and Series B-5. A maximum of 1,402 Series B-1, Class B memberships, 867 Series B-2, Class B memberships, 128 Series B-3, Class B memberships, 641 Series B-4, Class B memberships and 643 Series B-5, Class B memberships will be issued in the Merger (collectively, the "New Memberships"), and a total of 49,359,836 shares of Common Stock will be issued in the Dividend to be paid immediately after the Merger and as compensation to certain plaintiff class representatives in connection with the settlement of a lawsuit challenging the Restructuring Transactions as previously structured (the "Shares"). As described in the Registration Statement, the holders of different classes of membership in the Company prior to the Merger will receive different combinations of New Memberships and Shares as a result of the Merger and Dividend. Specifically, members will receive:

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CBOT Holdings, Inc.
February 14, 2005
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     1. For each Full Membership, a combination of interests consisting of
9,114, 9,112 and 9,112 shares of Series A-1, A-2 and A-3 Common Stock, respectively, one Series B-1, Class B membership and one CBOE exercise right privilege (as defined in the Registration Statement and the appendices thereto), as applicable;

     2. For each Associate Membership, a combination of interests consisting of 3,334, 3,333 and 3,333 shares of Series A-1, A-2 and A-3 Common Stock, respectively, and one Series B-2, Class B membership;

     3. For each GIM Membership and for each one-half participation in an Associate Membership, a combination of interests consisting of 1,668, 1,666 and 1,666 shares of Series A-1, A-2 and A-3 Common Stock, respectively, and one Series B-3, Class B membership;

     4. For each IDEM Membership, a combination of interests consisting of 368, 366, and 366 shares of Series A-1, A-2 and A-3 Common Stock, respectively, and one Series B-4, Class B membership; and

     5. For each COM Membership, a combination of interests consisting of 834, 833 and 833 shares of Series A-1, A-2 and A-3 Common Stock, respectively, and one Series B-5, Class B membership.

     The CBOE Exercise Right Privilege represents the CBOE Exercise Right (as defined in the Registration Statement and the appendices thereto), which is the right of holders of Series B-1, Class B memberships, pursuant to the terms of such memberships and subject to certain limitations and conditions, to become members of Chicago Board Options Exchange, Incorporated. If a holder of a Series B-1, Class B membership wishes to separate the CBOE Exercise Right from its other rights as a member and transfer such right, the Company will issue such member a CBOE Exercise Right Privilege by recording such issuance in the books and records of the Company, subject to certain limitations and conditions. The five combinations of interests are referred to collectively hereinafter as "Combinations of Interests." The offer and sale of the Combinations of Interests and the Shares are being registered pursuant to the Registration Statement.

     For purposes of rendering the opinions expressed herein, we have examined and relied upon the following documents in the forms provided to us by the
Company: the Amended and Restated Certificate of Incorporation and Bylaws of the Company, and the Amended and Restated Certificate of Incorporation and Bylaws of CBOT Holdings, in effect as of the date hereof; the Restated Certificate and the Restated Bylaws proposed to be adopted by the Company in the Restructuring Transactions as set forth in the Registration Statement; the Amended and Restated Certificate of Incorporation of CBOT Holdings (the "CBOT Holdings Restated Certificate") and the Amended and Restated Bylaws of CBOT Holdings (the "CBOT Holdings Restated Bylaws") proposed to be adopted by CBOT Holdings in the Restructuring Transactions as set forth in the Registration Statement; the Agreement and Plan of Merger dated February 10, 2005 by and among the Company, CBOT Merger Sub, Inc. and CBOT Holdings (the "Merger Agreement"); the form of resolutions to be adopted by the board of directors of the Company (the "Company Board") or the Restructuring Committee thereof to declare the Dividend (the "Dividend Resolutions"); a Certificate executed by the Secretary of the Company relating to certain factual matters and representations made by the Company (the "Secretary's Certificate"); and the Registration Statement. In such examinations, we have assumed the genuineness of all signatures and the conformity to original documents of all documents submitted to us as drafts or copies or forms of documents to be executed. No opinion is expressed with respect to the requirements of, or compliance with, federal or state securities or blue sky laws. We have not reviewed any documents other than those identified above in connection with this opinion. As to any facts material to our opinion, other

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CBOT Holdings, Inc.
February 14, 2005
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than those assumed, we have relied without independent investigation on the above-referenced documents and on the accuracy, as of the date hereof, of the matters therein contained.

     Based upon and subject to the foregoing, and limited in all respects to matters of Delaware law, it is our opinion that when the New Memberships and the Shares, respectively, are issued in the Dividend and the Merger, respectively, as described in the Registration Statement and in accordance with the documents referred to therein and herein, the Shares and the New Memberships will be legally issued, fully paid and nonassessable and, accordingly, the Combinations of Interests consisting of such New Memberships and Shares will be legally issued, fully paid and nonassessable. Our opinion with respect to the nonassessable status of the New Memberships, and of the Combinations of Interests to the extent comprised of New Memberships, does not include dues, fees, fines, charges or other assessments or penalties, or requirements as to application of proceeds upon transfer, that may be imposed by the Company on holders of memberships in accordance with and to the extent permitted by the Restated Certificate and Restated Bylaws of the Company, including the rules and regulations of the Company as incorporated into the Restated Bylaws, and we express no opinion concerning the validity or enforceability of any particular right, power, privilege, or obligation of any member of the Company or attaching to any New Membership issued by the Company (including the CBOE Exercise Right and the CBOE Exercise Right Privilege).

     We express no opinion whether the Combinations of Interests constitute a separately issued security for purposes of Delaware law.

     We hereby consent to the filing of this opinion as exhibit 5 to the Registration Statement and to the reference to our firm under the heading "Legal Matters" in the Prospectus forming a part thereof. In giving this consent, we do not admit that we are in the category of persons whose consent is required under
Section 7 of the Securities Act or the rules and regulations of the Commission.

     The opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. We assume no obligation to revise or supplement this opinion should the applicable law be changed by legislative action, judicial decision or otherwise after the date on which the Registration Statement is declared effective by the Commission.


                                            Very truly yours,

                                            /s/ Morris, Nichols, Arsht & Tunnell